Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           FRONTIER CORPORATION
               (Previously Rochester Telephone Corporation)
          (Exact name of registrant as specified in its charter)

            NEW YORK                    16-0613330
  (State or other jurisdiction          (I.R.S. Employer
of incorporation or organization)       Identification No.)
--------------------------------        -------------------

180 South Clinton Avenue, Rochester, New York 14646-0770
(Address of Principal Executive Offices)      (Zip Code)

                           FRONTIER CORPORATION
                      MANAGEMENT STOCK INCENTIVE PLAN
                         (Full title of the Plan)

                         Josephine S. Trubek, Esq.
                            Corporate Secretary
                           Frontier Corporation
                         180 South Clinton Avenue
                      Rochester, New York 14646-0700
                              (716) 777-6713
       ------------------------------------------------------------
             (Name, address, including zip code, and telephone
            number, including area code, of agent for service)
       ------------------------------------------------------------

                                 Copy to:
                          John T. Pattison, Esq.
                             General Attorney
                           Frontier Corporation
                         180 South Clinton Avenue
                      Rochester, New York 14646-0700

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                        CALCULATION OF REGISTRATION FEE


  Title of                        Proposed         Proposed        Amount of
Securities to  Amount to be  Maximum Offering  Maximum Aggregate  Registration
be Registered   Registered   price per share*   Offering Price*       Fee
-------------  ------------  ---------------- -----------------  ------------
Common Stock    8,000,000**       $21.19        $169,520,000      $58,450.50
$1.00 par value

* Inserted solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low prices for the registrant's
    Common Stock on the New York Stock Exchange reported as of
    May 19, 1995.

** These shares are in addition to shares previously registered pursuant to Registration Statements No. 33-67432 and 33-54519.
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    Registration Statement No. 33-67432 on Form S-8 relating to the Frontier Corporation Management Stock Incentive Plan (previously known as the Rochester Telephone Corporation Restated Executive Stock Option Plan)(the "Plan"), including all amendments thereto, is hereby incorporated by reference in this Registration Statement, and any subsequent amendments thereto shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of any such amendments. The shares of Common Stock of Frontier Corporation registered on this Registration Statement are in addition to shares previously registered for issuance pursuant to the Plan on Registration Statements No. 33-67432 and No. 33-54519.
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                                SIGNATURES
    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on May 24, 1995.

                              FRONTIER CORPORATION


                                   /s/ Louis L. Massaro
                              By:  --------------------------
                                    Louis L. Massaro
                                    Corporate Vice President -
                                    Finance

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                   /s/ Ronald L. Bittner
Date:  May 24, 1995           By:  --------------------------
                                    Ronald L. Bittner
                                    Chairman, President, Chief
                                    Executive Officer and
                                    Director

                                   /s/ Louis L. Massaro
Date:  May 24, 1995           By:  --------------------------
                                    Louis L. Massaro
                                    Corporate Vice President -
                                    Finance
                                    (Principal Financial and
                                    Accounting Officer)

Date:  May 24, 1995           By:  /s/ Patricia C. Barron *
                                   -------------------------
                                    Patricia C. Barron
                                    Director

Date:  May 24, 1995           By:  /s/ Raul E. Cesan*
                                   -------------------------
                                    Raul E. Cesan
                                    Director

Date:  May 24, 1995           By:  /s/ Brenda E. Edgerton*
                                   -------------------------
                                    Brenda E. Edgerton
                                    Director


Date:  May 24, 1995           By:  /s/ Jairo A. Estrada*
                                   -------------------------
                                    Jairo A. Estrada
                                    Director
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Date:  May 24, 1995           By:  /s/ Daniel E. Gill*
                                   -------------------------
                                    Daniel E. Gill
                                    Director

Date:  May 24, 1995           By:  /s/ Alan C. Hasselwander*
                                   --------------------------
                                    Alan C. Hasselwander
                                    Director

Date:  May 24, 1995           By:  /s/ Douglas H. McCorkindale*
                                   ----------------------------
                                    Douglas H. McCorkindale
                                    Director

Date:  May 24, 1995           By:  /s/ Dr. Leo J. Thomas*
                                   ----------------------------
                                    Dr. Leo J. Thomas
                                    Director


                           /s/ Louis L. Massaro
                      *By: -------------------------
                             Louis L. Massaro
                             Attorney-In-Fact
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                               EXHIBIT INDEX



Exhibit No.          Description

    5                Opinion of John T. Pattison, Esq. as
                     to legality of Plan and Common Stock       Herewith

  23-1               Consent of John T. Pattison, Esq. is
                     contained in his opinion filed as
                     Exhibit 5 to this Registration
                     Statement

  23-2               Consent of Price Waterhouse,
                     independent accountants                     Herewith

   24                Powers of Attorney                          Herewith